                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          VISHAY INTERTECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  NO FEE REQUIRED.
     FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(4) AND 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
        $0
        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        Schedule 14A -- Definitive Proxy Statement
        ------------------------------------------------------------------------

     (3)  Filing party:

        Registrant
        ------------------------------------------------------------------------

     (4)  Date filed:

        April   , 2001
        ------------------------------------------------------------------------

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                        MALVERN, PENNSYLVANIA 19355-2120

                                 [VISHAY LOGO]

                                                                  April 20, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. to be held at 10:30 a.m. Philadelphia time on the 24th day of May, 2001, at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103. Your Board of Directors looks forward to greeting personally those stockholders able to be present.

     At the annual meeting you will be asked to elect thirteen directors, and to ratify the appointment of Ernst & Young LLP as auditors for Vishay's next fiscal year.

     The Board of Directors unanimously recommends that you vote FOR the election of all thirteen nominees as directors, and FOR the ratification of the appointment of the auditors.

     Regardless of the number of shares you may own, it is important that they be represented and voted at the annual meeting. Therefore, please sign, date and mail the enclosed proxy in the return envelope provided.

     At the annual meeting, we will also report to you on the Company's current operations and outlook. Members of the Board and management will be pleased to respond to any questions you may have.

     Your cooperation is appreciated.

                                          Sincerely,

                                          [SPIRES SIG]
                                          William J. Spires
                                          Secretary

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                        MALVERN, PENNSYLVANIA 19355-2120

                            ------------------------

                  NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS
                            TO BE HELD MAY 24, 2001

                            ------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. will be held at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103, on the 24th day of May, 2001 at 10:30 a.m. Philadelphia time, for the following purposes:

          1. to elect thirteen directors for a term of one year and until their successors are elected and qualified; and

          2. to ratify the appointment of auditors for Vishay's next fiscal year.

     Action will also be taken upon such other business, if any, as may properly come before the meeting.

     The stockholders of record at the close of business on April 9, 2001 will be entitled to vote at the annual meeting or at any adjournment thereof. If you do not expect to attend the meeting in person, please complete, date and sign the enclosed proxy and return it without delay in the enclosed envelope which requires no additional postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          [SPIRES SIG]
                                          William J. Spires
                                          Secretary
Malvern, Pennsylvania
April 20, 2001

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                        MALVERN, PENNSYLVANIA 19355-2120

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of VISHAY INTERTECHNOLOGY, INC. for use at the Annual Meeting of Stockholders to be held at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103, on the 24th day of May, 2001, at 10:30 a.m. Philadelphia time, and any adjournments thereof. Stockholders of record at the close of business on April 9, 2001 shall be entitled to vote at the annual meeting.

     A list of stockholders entitled to vote at the annual meeting will be available for examination by Vishay's stockholders during ordinary business hours for a period of ten days prior to the annual meeting at Vishay's offices, 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120. A stockholder list will also be available for examination at the annual meeting.

     The cost of solicitation of proxies will be borne by Vishay. The Board of Directors may use the services of Vishay's directors, officers and other regular employees to solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such fiduciaries, and Vishay will reimburse them for the reasonable expenses incurred by them in so doing.

     The shares represented by the accompanying proxy will be voted as directed with respect to the election of thirteen directors, and with respect to the ratification of the appointment of Ernst & Young LLP as independent auditors of Vishay, OR, if no direction is indicated, will be voted FOR the election as directors of the thirteen nominees listed below, and FOR the appointment of Ernst & Young LLP as auditors. Each proxy executed and returned by a stockholder may be revoked at any time thereafter by giving written notice of such revocation to the Secretary of Vishay, by delivering to Vishay a properly executed and timely submitted proxy bearing a later date, or by attending the annual meeting and electing to vote in person, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

     This proxy statement was preceded or is accompanied by Vishay's Annual Report to Stockholders for the fiscal year ended December 31, 2000. This proxy statement and the enclosed form of proxy are being furnished commencing on or about April 23, 2001.

VOTING OF SHARES

     The holders of a majority of the votes represented by the outstanding shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Shares represented by proxies that are marked "abstain" will be counted as votes present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in "street name" must vote those shares according to specific instructions they receive from the owners. If instructions are not received, brokers may vote the shares, in their discretion, depending on the type of proposals involved. "Broker non-votes" result when brokers are precluded by the rules of the New York Stock Exchange from exercising their discretion on certain types of proposals. These rules allow brokers to exercise discretionary authority to vote on all the proposals being submitted at the annual meeting. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters and for all other purposes at the annual meeting.

     The election of each nominee for director requires a plurality of votes cast. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. The approval of the ratification of appointment of the auditors requires the approval of the holders of a majority of the votes entitled to be cast at the annual meeting. On this matter the abstentions will have the same effect as negative votes. Because broker non-votes will not be treated as shares that are present and entitled to vote with respect to a specific proposal, broker non-votes will have no effect on the outcome.

     Vishay has appointed an inspector to act at the annual meeting who shall:

     - ascertain the number of shares outstanding and the voting powers of each;

     - determine the shares represented at the annual meeting and the validity of the proxies and ballots;

     - count all votes and ballots;

     - determine and retain for a reasonable period a record of the disposition of any challenges made to any determinations by such inspector; and

     - certify his determination of the number of shares represented at the annual meeting and his count of all votes and ballots.

     Dr. Felix Zandman directly, beneficially and through a Voting Trust Agreement, and Mrs. Luella Slaner directly, beneficially and as an Executrix for the estate of her late husband, Alfred Slaner, have voting power over 54.0% of the total voting power of Vishay's shares and intend to vote FOR the election of the thirteen nominees as directors, and FOR the ratification of the appointment of the auditors. Such shares are sufficient to approve each proposal regardless of how the other shares are voted.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     It is proposed to elect a board of thirteen directors for the following year and until their successors are elected and qualified. Although the Company's By-laws provide for up to fifteen Directors, the Board has determined that it is in the Company's best interest for no more than thirteen Directors to serve at this time in order to give the Board of Directors flexibility to appoint additional Directors if the need arises. Accordingly, proxies may not be voted for a greater number than the number of nominees named. With the exception of Ziv Shoshani, Marc Zandman, and Ruta Zandman, all of the nominees set forth in the table below are currently members of the Board of Directors. It is intended that the accompanying form of proxy will be voted for the election of the thirteen nominees unless other instructions are given. Voting is not cumulative. If any nominee should become unavailable, discretionary authority is reserved by the individuals named in the proxy to vote for a substitute.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL THIRTEEN NOMINEES AS DIRECTORS.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following table sets forth information regarding age, principal occupation and other major affiliations during the past five years of each of the nominees, as well as any family relationships between the nominees.

                                                                                             YEAR FIRST
                                                       PRINCIPAL OCCUPATION                   ELECTED
             NAME                AGE                 AND OTHER DIRECTORSHIPS                  DIRECTOR
             ----                ---                 -----------------------                 ----------
Felix Zandman(1)...............  72    Chairman of the Board and Chief Executive Officer of     1962
                                       the Company. President of the Company until March
                                       1998. Chief Executive Officer since the Company's
                                       inception. Chairman of the Board since 1989.
Avi D. Eden(1).................  53    Vice Chairman of the Board and Executive Vice            1987
                                       President of the Company since August 1996. General
                                       Counsel to the Company for more than the past five
                                       years.
Robert A. Freece(1)............  60    Senior Vice President of the Company since May 1994.     1972
                                       Vice President of the Company from 1972 until May
                                       1994.
Richard N. Grubb(1)............  54    Executive Vice President of the Company since August     1994
                                       1996. Treasurer and Chief Financial Officer of the
                                       Company since May 1994. Vice President of the
                                       Company from May 1994 to August 1996. Mr. Grubb has
                                       been associated with the Company in various
                                       capacities since 1972.
Eliyahu Hurvitz................  68    President and Chief Executive Officer of Teva            1994
                                       Pharmaceutical Industries Ltd. for more than the
                                       past five years.
Gerald Paul(1).................  52    President of the Company since March 1998. Chief         1993
                                       Operating Officer of the Company since August 1996.
                                       Executive Vice President of the Company from August
                                       1996 to March 1998. Vice President of the Company
                                       from May 1993 to August 1996. President -- Vishay
                                       Electronic Components, Europe from January 1994 to
                                       August 1996. Employed by Vishay Europe GmbH since
                                       February 1978.
Edward B. Shils(2)(3)(4)(5)....  85    Consultant; Ph.D.; Director -- Wharton                   1981
                                       Entrepreneurial Center and George W. Taylor
                                       Professor Emeritus of Entrepreneurial Studies, The
                                       Wharton School, University of Pennsylvania.
Ziv Shoshani(6)................  34    Executive Vice President -- Specialty Products           N/ A
                                       Division since 2000, including responsibility for
                                       oversight of Measurements Group Division (a position
                                       previously held by former director Henry Landau).
                                       Prior to that, Mr. Shoshani served in various
                                       capacities including Senior Vice President Precision
                                       Resistors, Worldwide Foil Resistors Manager, Plant
                                       Manager -- Holon, Israel, and Quality Control
                                       Manager -- Holon. Employed by the Company since
                                       1995.
Luella B. Slaner...............  81    Investor for more than the past five years.              1989
Mark I. Solomon(2)(3)(4)(5)....  61    Chairman of CMS Companies for more than the past         1993
                                       five years.
Jean-Claude Tine(2)............  82    Investor for more than the past five years.              1988

                                                                                             YEAR FIRST
                                                       PRINCIPAL OCCUPATION                   ELECTED
             NAME                AGE                 AND OTHER DIRECTORSHIPS                  DIRECTOR
             ----                ---                 -----------------------                 ----------
Marc Zandman(7)................  39    Vice President Corporate Marketing since January         N/ A
                                       2001. President -- Vishay Israel Limited since April
                                       1998 (a position previously held by former director
                                       Abraham Inbar). Prior to that, Mr. Zandman served in
                                       various capacities including Executive Vice
                                       President of Vishay Israel Limited from 1997 to 1998
                                       and Vice President from 1996 to 1997. Employed by
                                       the Company since August 1984.
Ruta Zandman(8)................  63    Employed by the Company since October 1993 as a          N/ A
                                       Public Relations Associate in the Investor Relations
                                       Department. In that capacity, Mrs. Zandman has
                                       attended meetings of the Board of Directors and
                                       various investor, sales and Company functions.

---------------
(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Employee Stock Plan Committee.

(4) Member of the Compensation Committee.

(5) Member of the Stock Option Committee.

(6) Mr. Shoshani is the nephew of the Chairman and Chief Executive Officer of the Company, Felix Zandman, and director nominee Ruta Zandman.

(7) Marc Zandman is the son of the Chairman and Chief Executive Officer of the Company, Felix Zandman, and the stepson of director nominee Ruta Zandman.

(8) Mrs. Zandman is the spouse of the Chairman and Chief Executive Officer of the Company, Felix Zandman, the stepmother of director nominee Marc Zandman, and the aunt of director nominee Ziv Shoshani.

COMPENSATION OF DIRECTORS

     Directors who received annual compensation for their services as directors are Dr. Shils and Messrs. Hurvitz, Solomon and Tine, who each received $2,500 for each Board meeting attended. In addition, Dr. Shils, Mr. Solomon and Mr. Tine received $2,500 for each Audit Committee and each Compensation Committee meeting attended. Directors who are also employees of the Company do not receive any compensation for their role as directors and are compensated as described under "Compensation Committee, Employee Stock Plan Committee and Stock Option Committee Report on Executive Compensation -- Executive Officers and Key Management."

     In March of 2000 and January and April of 1998, Dr. Shils and Messrs. Hurvitz, Solomon and Tine each received 1,000 shares of Common Stock. These grants were awarded to reflect the Company's continued appreciation for the unique role and service provided by these outside directors in contributing to the Company's ongoing growth.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met five times during the twelve months ended December 31, 2000. The Executive Committee met twice during the same period. The Executive Committee is authorized to exercise all functions of the Board of Directors in the intervals between meetings of the Board of Directors to the extent permitted by Delaware law.

     The Audit Committee met four times during the twelve months ended December 31, 2000. The functions of the Audit Committee include recommending independent auditors to the Board of Directors, reviewing with the independent auditors the scope and results of the audit, reviewing the independence of the auditors, considering the range of audit and non-audit fees and reviewing the adequacy of Vishay's systems of internal accounting controls. See "Audit Committee Report" below.

     The Employee Stock Plan Committee met once during the twelve months ended December 31, 2000. The Employee Stock Plan Committee is authorized, within the limits of the 1986 stock plans of the Company and its subsidiary, Vishay Dale Electronics, Inc. (the "Stock Plans"), to determine the individuals who are to receive grants and the vesting requirements with respect to the Stock Plans and to administer and interpret the Stock Plans.

     The Compensation Committee met once during the twelve months ended December 31, 2000. The Compensation Committee is authorized to establish and approve management compensation. See "Compensation Committee, Employee Stock Plan Committee and Stock Option Committee Report on Executive Compensation."

     The Stock Option Committee, which was established in connection with the 1995 Stock Option Program, the 1997 Stock Option Program and the 1998 Stock Option Program (the "Stock Option Programs"), met once during the twelve months ended December 31, 2000. The Stock Option Committee is authorized, within the limits of the Stock Option Programs, to determine the individuals who are to receive grants and the vesting requirements with respect to the Stock Option Programs and to administer and interpret the Stock Option Programs.

     The Board does not have a nominating committee.

     No director attended fewer than 75% of the aggregate number of meetings of the Board and of any committees on which such director served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The two members of the Employee Stock Plan Committee and the Stock Option Committee, and two of the three members of the Audit Committee, are Dr. Shils and Mr. Solomon, who are independent directors of the Company and who also may not be awarded Common Stock or options under the Stock Plans or the Stock Option Programs. Dr. Shils and Mr. Solomon are also the two members of the Compensation Committee.

LEGAL PROCEEDING

     On December 15, 1998, Eliyahu Hurvitz, President and Chief Executive Officer of Teva Pharmaceutical Industries Ltd. ("Teva") and a member of the Board of Directors of the Company, was convicted by the District Court of Jerusalem of assisting a third party in avoiding the payment of income taxes relating to Promedico Ltd., a former subsidiary of Teva of which Mr. Hurvitz served as chairman from 1980 to 1986. On January 14, 1999, Mr. Hurvitz was sentenced to pay a fine of 700,000 NIS and also received a suspended sentence of 18 months. In December of 1999 Mr. Hurvitz filed an appeal with the Supreme Court of Israel, and in September of 2000 the Supreme Court unanimously overturned the lower court ruling and acquitted Mr. Hurvitz.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission (the "Commission") and The New York Stock Exchange. Copies of these reports are also required to be supplied to the Company. The Company believes, based solely on a review of the copies of such reports received by the Company, that during 2000 all applicable Section 16(a) reporting requirements were complied with.

AUDIT COMMITTEE REPORT

     The Board of Directors has appointed an Audit Committee consisting of three non-employee directors. The members of the Audit Committee have been determined to meet the independence requirements and other criteria established by New York Stock Exchange listing standards. The roles and responsibilities of the Audit Committee are set forth in a written Audit Committee Charter adopted by the Board of Directors, which appears as Annex A to this proxy statement.

     Management is responsible for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The Company's independent auditors are responsible for, among other things, performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. It is the responsibility of the Audit Committee to monitor and oversee these processes.

     In fulfilling its oversight duties, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and the independent auditors, Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). This discussion included the independent auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles, as well as such other matters required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with Ernst & Young LLP the firm's independence. The Audit Committee also considered the compatibility of non-audit services provided to the Company by Ernst & Young LLP with the maintenance of the auditor's independence.

     Based upon the above review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 2001 (See Proposal 2).

Respectfully submitted,

THE AUDIT COMMITTEE

Edward B. Shils
Mark I. Solomon
Jean-Claude Tine

     The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference in any such document.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     On April 10, 2001, Vishay had outstanding 122,431,080 shares of Common Stock, par value $.10 per share, each of which entitles the holder to one vote, and 15,518,546 shares of Class B Common Stock, par value $.10 per share, each of which entitles the holder to ten votes. Voting is not cumulative.

     The following table provides certain information, as of April 10, 2001, as to the beneficial ownership of the Common Stock and the Class B Common Stock of Vishay for (a) each director and nominee, (b) each Named Executive Officer named in the Summary Compensation Table below, (c) the directors and executive officers of Vishay as a group and (d) any person owning more than 5% of the Common Stock or the Class B Common Stock.

                                                                                    CLASS B
                                                 COMMON STOCK                    COMMON STOCK
                                     -------------------------------------   ---------------------
                                                    RIGHT TO
                                                     ACQUIRE
                                                    OWNERSHIP
                                     AMOUNT AND   UNDER OPTIONS              AMOUNT AND              PERCENT
                                     NATURE OF     EXERCISABLE               NATURE OF               OF TOTAL
                                     BENEFICIAL      WITHIN       PERCENT    BENEFICIAL   PERCENT     VOTING
NAME                                 OWNERSHIP       60 DAYS      OF CLASS   OWNERSHIP    OF CLASS    POWER
----                                 ----------   -------------   --------   ----------   --------   --------
Directors and Executive Officers
Felix Zandman(1)...................      1,105      1,067,063         *      11,455,093     73.8%      41.3%
Avi D. Eden(2).....................     63,623        127,781         *              --       --          *
Robert A. Freece...................     91,430         10,500         *              --       --          *
Richard N. Grubb...................     60,422        127,781         *              --       --          *
Eliyahu Hurvitz....................      9,993             --         *              --       --          *
King Owyang........................      3,367         10,500         *              --       --          *
Gerald Paul........................     62,004        127,781         *              --       --          *
Edward B. Shils....................     78,517             --         *              --       --          *
Luella B. Slaner(3)................  2,887,134             --       2.4%      3,246,940     20.9%      12.7%
Mark I. Solomon....................     14,552             --         *              --       --          *
Jean-Claude Tine...................     15,685             --         *              --       --          *
  All Directors and Executive
     Officers as a group (12
     Persons)......................  3,292,584      1,478,156       3.9%     14,702,033     94.7%      54.1%
Director Nominees
Ziv Shoshani.......................      9,578         10,500         *              --       --          *
Marc Zandman(4)....................      8,016         10,500         *           1,500        *          *
Ruta Zandman(5)....................      1,159             --         *              --       --          *

---------------
 *  Represents less than 1% of the outstanding shares of such class.

(1) Class B Common Stock Amount and Nature of Beneficial Ownership and Percent of Class includes 8,639,260 shares of Class B Common Stock directly owned by Dr. Zandman and 2,815,833 shares of Class B Common Stock held in various trusts for the benefit of Mrs. Luella Slaner's children and grandchildren, as to which Dr. Zandman is a trustee and has sole voting power and Mr. Eden is his successor in trust (together, the "Trustee") under a Voting Trust Agreement among the Trustee, Mrs. Slaner and certain stockholders (the "Voting Trust Agreement"). The Voting Trust Agreement will remain in effect until the earlier of (x) February 1, 2050 or (y) the death or resignation or inability to act of the last of Dr. Zandman and Mr. Eden to serve as Trustee, but shall terminate at any earlier time upon the due execution and acknowledgment by the Trustee of a deed of termination, duly filed with the registered office of the Company. Percent of Total Voting Power includes said 2,815,833 shares of Class B Common Stock over which Dr. Zandman has sole voting control. Dr. Zandman disclaims beneficial ownership of such shares of Class B Common Stock.

(2) Does not include 2,815,833 shares of Class B Common Stock held in various trusts for the benefit of Mrs. Luella Slaner's children and grandchildren, as to which Mr. Eden is the successor in trust to Dr. Zandman under the Voting Trust Agreement (See footnote 1 above). Mr. Eden disclaims beneficial ownership of such shares of Class B Common Stock.

(3) Includes 1,001,130 shares of Common Stock and 715,578 shares of Class B Common Stock directly owned by Mrs. Slaner, and 1,886,004 shares of Common Stock and 2,531,362 shares of Class B Common Stock held in the estate of her late husband, Mr. Alfred Slaner, of which she is the Executrix. Does not include 2,815,833 shares of Class B Common Stock held in various trusts for the benefit of her children and grandchildren, and 694,575 shares directly owned by Mrs. Slaner's children, as to which she disclaims beneficial ownership.

(4) Class B Common Stock Amount and Nature of Beneficial Ownership includes 750 shares of Class B Common Stock directly owned by Marc Zandman and 750 shares of Class B Common Stock owned by Marc Zandman's minor child.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation for the fiscal years ended December 31, 2000, 1999 and 1998 awarded or paid to the Chief Executive Officer and the individuals who, in fiscal 2000, were the other four highest paid executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                               LONG TERM COMPENSATION
                          --------------------------------------------   ----------------------------------------------------
                                                                         RESTRICTED   SECURITIES
                                                             OTHER         STOCK      UNDERLYING
NAME AND CAPACITIES                                          ANNUAL        AWARDS      OPTIONS/      LTIP        ALL OTHER
IN WHICH SERVED           YEAR    SALARY       BONUS      COMPENSATION      $(1)       SARs(#)     PAYOUTS    COMPENSATION(2)
-------------------       ----   --------   -----------   ------------   ----------   ----------   --------   ---------------
Felix Zandman             2000   $975,000   $14,276,000(3)       (2)          None      27,000         None      $  3,400(4)
  Chairman of the Board   1999   $975,000   $ 1,250,000          (2)          None      40,500         None      $  3,200(4)
  and Chief Executive     1998   $975,000   $   268,000          (2)          None      50,625         None      $  3,200(4)
  Officer
Avi D. Eden(5)            2000   $310,000   $ 1,903,456(3)       (2)      $ 90,000      18,000         None      $  3,400(4)
  Vice Chairman of the    1999   $296,000   $   223,196          (2)      $ 84,000      27,000         None      $  3,200(4)
  Board and Executive     1998   $280,000   $    94,800          (2)      $ 86,000      33,750         None      $  3,200(4)
  Vice President
Richard N. Grubb(6)       2000   $310,000   $ 1,903,456(3)       (2)      $ 90,000      18,000         None      $  3,400(4)
  Director, Executive     1999   $296,000   $   223,196          (2)      $ 84,000      27,000         None      $  3,200(4)
  Vice President,         1998   $280,000   $    94,800          (2)      $ 86,000      33,750         None      $  3,200(4)
  Treasurer and
  Chief Financial
  Officer
Gerald Paul(7)(8)         2000   $475,000   $ 2,500,000(3)       (2)      $120,000      18,000         None          None
  Director, Chief         1999   $455,000   $   250,000          (2)      $ 84,000      27,000         None          None
  Operating Officer       1998   $430,000   $   118,500          (2)      $ 86,000      33,750         None          None
  and President
King Owyang(9)            2000   $393,224   $   174,340          (2)          None      62,000         None      $184,938
  President and Chief     1999   $367,515   $   179,465          (2)          None      18,000         None      $ 47,428
  Executive Officer of    1998   $355,386   $   221,892     $167,087(10)      None      22,500     $123,300      $ 11,099
  Siliconix

---------------
 (1) Dividends accumulate on the restricted stock awards but are paid only upon the vesting of such awards.

 (2) Vishay has concluded that the aggregate amount of perquisites and other personal benefits paid in such period did not exceed the lesser of 10% of such officer's total annual salary and bonus for each of 2000, 1999, and 1998, respectively, or $50,000. Such perquisites have not been included in the table.

 (3) Bonuses earned in the year 2000 by Dr. Zandman, Messrs. Eden and Grubb, and Dr. Paul reflect the Company's record net earnings of approximately $518 million in the year 2000, which is five times higher than the Company's net earnings in any previous year. Dr. Zandman's bonus was based on a formula of 3% of net income before special or unusual charges above $42 million, and the bonuses of Messrs. Eden and Grubb and Dr. Paul were based on a formula of 4% of net income before special or unusual charges above $42 million. Dr. Paul's bonus also reflects an additional performance bonus earned in 2000.

 (4) Represents amounts contributed in 2000, 1999, and 1998 under the Company's 401(k) plan under which the Company matches, up to the annual federally mandated maximum amounts, an employee's contributions of up to 2% of such employee's annual salary.

 (5) Mr. Eden held an aggregate of 41,681 shares of restricted stock with a value of $630,419 at December 31, 2000.

 (6) Mr. Grubb held an aggregate of 37,662 shares of restricted stock with a value of $569,643 at December 31, 2000.

 (7) Amounts are paid in foreign currency and converted into U.S. dollars at the weighted average exchange rate for each 12-month period.

 (8) Dr. Paul held an aggregate of 37,564 shares of restricted stock with a value of $568,152 at December 31, 2000.

 (9) Dr. Owyang became President and Chief Executive Officer of Siliconix, a subsidiary of the Company, in March 1998.

(10) This amount includes $150,000 of forgiven loans used for the purchase of a personal residence. These loans were made to Mr. Owyang by Siliconix prior to the March 1998 acquisition by Vishay.

RETIREMENT PLANS

     Vishay maintains a nonqualified defined benefit retirement plan for certain highly compensated employees in the United States. Mr. Grubb and Mr. Eden are the only Named Executive Officers to participate in the plan. Messrs. Grubb and Eden elected to participate in the plan as of July 1, 1995 and July 1, 1997, respectively. During 2000, Messrs. Grubb and Eden each deferred compensation of $7,390 under the plan. Additionally, Vishay accrued an aggregate liability of $16,220 for Messrs. Grubb and Eden. The estimated annual benefit payable upon Messrs. Grubb's and Eden's retirement at age 65, assuming they:

     (i)  continue to be employed by the Company,

     (ii)  continue to earn the same compensation each earned in 2000, and

     (iii) make all mandatory contributions under the plan,

would be $66,563 for Mr. Grubb and $68,147 for Mr. Eden.

     Vishay Europe GmbH, a German subsidiary of the Company, has a noncontributory defined benefit pension plan governed by German law covering its management and executive employees. Dr. Paul is the only Named Executive Officer to participate in the plan. The pension benefit is 15% of accrued premiums paid by the employer, plus earnings on plan assets; each annual premium is 5.5% of annual salary and bonus of up to DM 24,000 ($11,309). The estimated annual benefit payable upon Dr. Paul's retirement at age 65 is DM 16,667 ($7,854). Dr. Paul also has an individual contractual pension arrangement with Vishay Europe GmbH that will pay an annual benefit upon retirement at age 65 based on his years of service (up to 25) and average salary and bonus in the highest 3 of his final 10 years of employment ("final average compensation"). The retirement benefit will not exceed 40% of such final average compensation. This pension is reduced by the amount of the pension benefit described above. Dr. Paul has voluntarily agreed to a maximum limit of DM 350,000 per year in respect of such final average compensation. Dr. Zandman may, however, in his sole discretion, elect to increase the DM 350,000 limitation to reflect Dr. Paul's actual salary and bonus, to take into account cost of living adjustments, or as he may otherwise deem appropriate. The following table shows the annual pension payable at age 65 based on years of service and level of final average compensation. At December 31, 2000, Dr. Paul had 23 years of service.

                                                     PENSIONABLE YEARS OF SERVICE OF
                                     ---------------------------------------------------------------
FINAL AVERAGE COMPENSATION              10         15         20         25         30         35
--------------------------           --------   --------   --------   --------   --------   --------
100% of pensionable income in
  2000.............................  $ 52,524   $ 63,031   $ 73,538   $ 84,039   $103,358   $127,117
110% of pensionable income in
  2000.............................  $ 57,776   $ 69,334   $ 80,892   $ 92,443   $113,693   $139,829
120% of pensionable income in
  2000.............................  $ 63,028   $ 75,637   $ 88,246   $100,847   $124,029   $152,540
150% of pensionable income in
  2000.............................  $ 78,789   $ 94,547   $110,304   $126,062   $155,040   $190,680
200% of pensionable income in
  2000.............................  $105,054   $126,062   $147,077   $168,085   $206,723   $254,243

     All U.S. dollar amounts relating to Dr. Paul's benefits under the German defined benefit pension plan, including those listed on the foregoing chart, have been converted at the weighted average exchange rate for the 12 months ended December 31, 2000.

STOCK OPTIONS

     The following table sets forth certain information regarding stock options granted to the Named Executive Officers during 2000. All of these options were granted under the Company's 1998 Stock Option Program.

                             OPTION GRANTS IN 2000

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                            APPROXIMATE % OF                            ANNUAL RATES OF STOCK
                               SECURITIES    TOTAL OPTIONS     EXERCISE                PRICE APPRECIATION FOR
                               UNDERLYING      GRANTED TO       PRICE                      OPTION TERM(1)
                                OPTIONS       EMPLOYEES IN       PER      EXPIRATION   -----------------------
NAME                            GRANTED       FISCAL YEAR       SHARE        DATE         5%           10%
----                           ----------   ----------------   --------   ----------   ---------   -----------
Felix Zandman................    27,000           2.32%         $25.13     10/12/10    $426,711    $1,081,370
Avi D. Eden..................    18,000           1.55%         $25.13     10/12/10    $284,474    $  720,913
Richard N. Grubb.............    18,000           1.55%         $25.13     10/12/10    $284,474    $  720,913
Gerald Paul..................    18,000           1.55%         $25.13     10/12/10    $284,474    $  720,913
King Owyang..................    12,000           1.03%         $25.13     10/12/10    $189,649    $  480,609
                                 50,000           4.30%         $30.00     08/04/10    $943,342    $2,390,614

---------------
(1) With respect to those options that expire on October 12, 2010, the assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing to $40.93 and $65.18, respectively. With respect to those options that expire on August 4, 2010, the assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing to $48.87 and $77.81, respectively.

     The tables below set forth certain 2000 year-end information regarding the stock options granted pursuant to the 1995 Stock Option Program, the 1997 Stock Option Program and the 1998 Stock Option Program, respectively, to the Named Executive Officers.

     The Named Executive Officers listed in the following two tables received
(i) three option grants on March 19, 1995, each at a different exercise price, pursuant to the Company's 1995 Stock Option Program approved by the stockholders on May 19, 1995; and (ii) three option grants on November 13, 1997, each at a different exercise price, pursuant to the Company's 1997 Stock Option Program approved by the stockholders on May 21, 1998. The options are fully vested. Each plan provides that the right to exercise any option expires and terminates immediately if the recipient is terminated from the Company's services for cause or voluntarily leaves the Company. If a recipient leaves the Company for any reason other than termination for cause or voluntary termination, options may be exercised by that recipient for 30 months from the date of termination. If the recipient fails to comply with a confidentiality and non-competition agreement following termination of employment, his options terminate immediately. The Stock Option Committee, in its discretion, may extend the exercise period of options granted to a recipient whose employment with the Company has terminated beyond the time prescribed by the applicable option plan.

                           1995 STOCK OPTION PROGRAM
                          OPTION EXERCISES IN 2000 AND
                          2000 YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                          UNDERLYING                 VALUE OF UNEXERCISED
                        SHARES                      UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                       ACQUIRED                        2000 YEAR END(1)                2000 YEAR END(1)
                          ON         VALUE       ----------------------------    ----------------------------
NAME                   EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                   --------    ----------    -----------    -------------    -----------    -------------
Felix Zandman........  729,303     $8,035,801        --              --              --              --
Avi D. Eden..........  182,325     $1,980,645        --              --              --              --
Richard N. Grubb.....  182,325     $1,980,645        --              --              --              --
Gerald Paul..........  182,325     $1,980,645        --              --              --              --

---------------

(1) All stock options issued under the 1995 Stock Option Program expired on March 1, 2000.

                           1997 STOCK OPTION PROGRAM
                          OPTION EXERCISES IN 2000 AND
                          2000 YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                          UNDERLYING                 VALUE OF UNEXERCISED
                        SHARES                      UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                       ACQUIRED                        2000 YEAR END(1)                 2000 YEAR END
                          ON         VALUE       ----------------------------    ----------------------------
NAME                   EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                   --------    ----------    -----------    -------------    -----------    -------------
Felix Zandman........    (2)               --     1,043,438          --          $2,903,655          --
Avi D. Eden..........  150,000     $5,405,684       115,781          --          $  204,565          --
Richard N. Grubb.....  150,000     $5,405,684       115,781          --          $  204,565          --
Gerald Paul..........  150,000     $5,405,684       115,781          --          $  204,565          --

---------------

(1) Adjusted for five-for-four stock split in June 1999 and three-for-two stock split in June 2000.

(2) No stock options were exercised during the Company's 2000 fiscal year.

(3) Assuming a stock price of $15.13 per share, which was the closing price per share of Common Stock on the New York Stock Exchange on December 31, 2000.

     The Named Executive Officers listed in the table below received grants of stock options on October 6, 1998, October 8, 1999 and October 12, 2000, respectively, at exercise prices of 100% of the fair market value on the date of such grants, pursuant to the Company's 1998 Stock Option Program approved by the stockholders on May 21, 1998 and May 18, 2000. The options have a vesting schedule whereby one-sixth of the options granted vest each year for six consecutive years. The right to exercise any vested option expires no later than ten years from the date the option is granted. All of a recipient's options that have not yet been exercised will terminate upon termination for cause. If a recipient leaves the Company for any reason other than for cause, death, disability or retirement, the recipient's options will generally be exercisable for 60 days after termination, provided the recipient adheres to a non-competition agreement. If a recipient's employment with the Company terminates due to death, disability or retirement, then the time at which the recipient's options are exercisable may be accelerated and the options will terminate on the earlier of 12 months following the recipient's termination of employment or the expiration date of the options. If the recipient fails to comply with a confidentiality and non-competition agreement following termination of employment, his options terminate immediately. The Stock Option Committee, in its discretion, may extend the exercise period of options granted to a recipient whose employment with the Company has terminated beyond the time prescribed by the option plan.

                           1998 STOCK OPTION PROGRAM
                          OPTION EXERCISES IN 2000 AND
                          2000 YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                         SHARES                    UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                        ACQUIRED                OPTIONS AT 2000 YEAR END(1)         AT 2000 YEAR END(3)
                           ON        VALUE      ----------------------------    ----------------------------
NAME                    EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                    --------    --------    -----------    -------------    -----------    -------------
Felix Zandman.........   (2)          --          23,625          94,500         $160,734        $321,469
Avi D. Eden...........   3,750      $90,375       12,000          63,000         $107,156        $214,312
Richard N. Grubb......   3,750      $90,375       12,000          63,000         $107,156        $214,312
Gerald Paul...........   (2)          --          12,000          63,000         $107,156        $214,312
King Owyang...........   (2)          --          10,500          92,000         $ 71,438        $142,875

---------------
(1) Adjusted for five-for-four stock split in June 1999 and three-for-two stock split in June 2000.

(2) No stock options were exercised during the Company's 2000 fiscal year.

(3) Assuming a stock price of $15.13 per share, which was the closing price per share of Common Stock on the New York Stock Exchange on December 31, 2000.

COMPENSATION COMMITTEE, EMPLOYEE STOCK PLAN COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, comprised of two independent directors, is responsible for establishing and approving the compensation and benefits provided to the Chief Executive Officer and certain other executive officers and key management of the Company. The Employee Stock Plan Committee of the Board of Directors, comprised of two independent directors, recommends awards under the Stock Plans and whether such stock should be restricted. The Stock Option Committee of the Board of Directors, comprised of two independent directors, is responsible for the administration and interpretation of the Stock Option Programs.

     Vishay's executive officers and key management generally receive a base salary and a performance-based annual cash and/or stock (restricted and unrestricted) bonus. This compensation formula is designed to attract and retain management talent capable of achieving Vishay's business objectives, while motivating management to lead Vishay to meet or exceed annual performance goals, thereby enhancing stockholder value.

     On November 13, 1997, the Board of Directors approved the 1997 Stock Option Program, a stock option program for certain selected individuals, including the Chief Executive Officer. In addition, on March 16, 1998, the Board of Directors approved the 1998 Employee Stock Option Program, a stock option program for employees of the Company, including the Chief Executive Officer. The programs provide specified individuals believed to be key to the success of the Company with grants of options to purchase shares of the Company's Common Stock. The purpose of the two programs is to enhance the long-term performance of the Company and to provide selected individuals an incentive to remain in the service of the Company by acquiring an additional proprietary interest in the Company.

     During August 1998, the Company established a "Stock Purchase Plan for Corporate Officers" which enables certain executive corporate officers (except Dr. Zandman) to be eligible for interest-bearing loans from the Company to be used solely for open-market purchases of Vishay Common Stock in accordance with the rules and regulations of the Commission. Under this plan, in August 1998 the Company loaned each of Messrs. Eden, Grubb, Paul, Freece and certain other corporate officers $120,000 to enable each to purchase 10,000 shares of Common Stock at a price of $12.00 per share. In August 1999, each of the corporate officers repaid his $120,000 loan plus interest at market rate.

Chief Executive Officer

     Dr. Zandman's compensation is determined under the terms of his employment contract (see "Employment Agreement") and under a performance-based compensation plan for the Chief Executive Officer (the "162(m) Cash Bonus Plan") recommended by the Compensation Committee and approved by the Company's stockholders in 1994, 1999 and 2000.

     Dr. Zandman's base salary is determined primarily by considering:

     (1) the Company's financial performance in view of the performance of companies similar in size and character,

     (2) the compensation of officers of companies similar in size and character, including some of the companies listed as peer group companies under "Stock Performance Graph,"

     (3) Dr. Zandman's 38 years of dedication and service to the Company from the date of its incorporation, and

     (4) the Company's financial performance in comparison to previous years.

     For 2001, Dr. Zandman's base salary will be $975,000.

     Under the 162(m) Cash Bonus Plan, the Chief Executive Officer's performance bonus has been structured so that Dr. Zandman's aggregate annual compensation depends in large part on the annual net income before special or unusual charges of the Company. The Compensation Committee has focused in recent years particularly on the net income before special or unusual charges of the Company because the Committee believes this to be a strong gauge of the growth and success of the Company. Dr. Zandman received in February 2001 a $14,276,000 bonus for the Company's 2000 performance based upon a pre-approved formula (3% of net income before special or unusual charges above $42 million). Dr. Zandman's year 2000 bonus reflects the Company's record net earnings of approximately $518 million in the year 2000, which is five times higher than the Company's net earnings in any previous year. Dr. Zandman's compensation appropriately reflects, in the view of the Committee, his leadership and performance during this year.

     Under the formula approved by the Compensation Committee for 2001, Dr. Zandman will be awarded a cash performance bonus if the Company achieves net income before special or unusual charges above a base of $70 million. The bonus will be a cash amount equal to 3% of net income before special or unusual charges above $70 million. Unlike in certain previous years, Dr. Zandman's annual cash bonus is no longer subject to a cap at $1,250,000. The Compensation Committee set the net income before special or unusual charges targets by considering the Company's historical growth and that growth in relation to growth in the Company's industry in general, and setting thresholds in relation thereto that it believes will allow the Chief Executive Officer to earn a base salary at or above the median for surveyed companies with an opportunity to attain levels generally higher than those of Chief Executive Officers for surveyed companies if Vishay achieves a certain level of net income before special or unusual charges. This formula may only be adjusted or waived by the Board of Directors upon recommendation of the Compensation Committee following each fiscal year. In addition, from time to time, the Board of Directors may devise a project, the goal of which, if achieved, would entitle the Chief Executive Officer to an additional bonus.

Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits to $1 million the annual tax deduction for compensation paid to the Chief Executive Officer and any of the four highest paid other executive officers unless certain requirements for performance-based compensation are met. The Compensation Committee considered these requirements and designed the 162(m) Cash Bonus Plan of the Chief Executive Officer and the Stock Option Programs accordingly. The Committee currently intends to continue to comply with the requirements of
Section 162(m) but reserves the right to alter the 162(m) Cash Bonus Plan and the Stock Option Programs if doing so would be in the best interests of Vishay and its stockholders.

Executive Officers and Key Management

     For the other executive officers and certain key management of Vishay, base salaries are set annually essentially by considering the average compensation of similarly situated officers of companies similar in size and character including some of the companies listed as peer group companies. Performance bonuses are also awarded annually to these individuals. The performance bonus is primarily based upon the net income before special or unusual charges of Vishay as a whole or, for some executives, the operating profits of Vishay or of the relevant division of Vishay for which such officers have primary responsibility. In addition, from time to time, Dr. Zandman may, together with an executive, devise a project, the goal of which, if achieved, would entitle the executive to an additional bonus. Under the formula approved for 2001, certain of the key management will be awarded a cash performance bonus if the Company achieves net income before special or unusual charges above $70 million. The bonus will be an unlimited amount equal to 0.4% of net income before special or unusual charges above $70 million. Any bonus awarded may be granted in cash and/or in Common Stock of Vishay, in addition to options to acquire Common Stock that may be awarded under the 1998 Stock Option Program. The portion awarded in stock (which may be either restricted or unrestricted stock) is determined by the Employee Stock Plan Committee, in its discretion, relying in large part, however, upon the recommendation of Dr. Zandman. The base salaries and performance bonuses are structured to give the executive officers and key management the incentive to maximize the operating and net income before special or unusual charges of Vishay as a whole with optimum fiscal efficiency. Accordingly, base salaries are set at or below the median for the surveyed companies, with an opportunity for total compensation at or above the median when net income before special or unusual charges targets are met.

Respectfully submitted,

THE COMPENSATION COMMITTEE   THE EMPLOYEE STOCK PLAN COMMITTEE  THE STOCK OPTION COMMITTEE
Edward B. Shils              Edward B. Shils                    Edward B. Shils
Mark I. Solomon              Mark I. Solomon                    Mark I. Solomon

EMPLOYMENT AGREEMENT

     On March 15, 1985, Vishay and Dr. Zandman entered into a long-term employment agreement. The agreement, which was for an initial term of seven years, provided for automatic annual extensions through 1996. After that period, the employment agreement has been extended for one-year periods on an annual basis. The agreement provides that the Board of Directors may increase Dr. Zandman's compensation (including his bonus) from time to time as it deems advisable, subject to certain parameters, including a required comparison every three years of Dr. Zandman's compensation to that of officers of companies of similar size and character. Dr. Zandman's compensation under the agreement may not be less than $250,000 per year. The agreement may terminate prior to its expiration date in the event of death, disability or cause. In the event that Dr. Zandman's employment is terminated other than as a result of death, disability, cause or pursuant to voluntary termination by Dr. Zandman, or as a result of a breach of the agreement by Vishay, Dr. Zandman will be entitled to a royalty from the date of such termination or breach to the later to occur of (1) the tenth anniversary of such date, or (2) Dr. Zandman's 75th birthday. The amount of such royalty, based on the gross sales by Vishay of products incorporating any inventions made by Dr. Zandman after the date of the agreement, payable quarterly, shall be equal to 5% of the gross sales, less returns and allowances, for each such year of products of Vishay that incorporate Dr. Zandman's inventions after the date of the agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company maintains an employment agreement with Dr. Zandman, the Company's Chairman and Chief Executive Officer. See "Employment Agreement" above.

     In October 2000, each of King Owyang, Ziv Shoshani and Marc Zandman borrowed $100,000 from the Company in connection with the Company's stock purchase program. This program allows certain key employees of the Company to borrow up to $100,000 for the purchase of Vishay Common Stock in the open market. The Company charges interest on such loans at a floating rate equal to the borrowing rate of the Company from time to time at its bank. The unpaid principal amount of each such loan, and any interest thereon, is due and payable thirteen months from the date of the loan. As of April 10, 2001, the amount outstanding under each of Messrs. Owyang's, Shoshani's, and Zandman's loans, including interest thereon, was $102,993, $103,360 and $103,159, respectively.

                            STOCK PERFORMANCE GRAPH

     The line graph below compares the cumulative total stockholder return on Vishay's Common Stock over a 5-year period with the return on the Standard & Poor's 500 Stock Index, with the return on a new peer group of companies selected by the Company, and with the return on an old peer group of companies selected by Westergaard Research Corp. utilizing BRIDGE Information Systems, Inc. Network I275 industry grouping. The new peer group is made up of seven publicly-held manufacturers of semiconductors, capacitors, resistors and other electronic components.(1) The old peer group is made up of 22 publicly-held manufacturers of semiconductors, capacitors, resistors and other electronic components, including the Company.(2) Management believes that the product offerings of the companies contained in the new peer group are more similar to the Company's product offerings then those of the companies contained in the old peer group. The return of each peer issuer has been weighted according to the respective issuer's stock market capitalization. The line graph assumes that $100 had been reinvested at December 31, 1995 and assumes that all dividends were reinvested.
                           TOTAL STOCKHOLDER RETURNS

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                        Base
                       Period
Company Name/Index     Dec 95    Dec 96    Dec 97    Dec 98    Dec 99    Dec 00
--------------------------------------------------------------------------------
 VISHAY
  INTERTECHNOLOGY      100.00     77.50     82.47     53.29    145.28    104.22
 S&P 500 INDEX         100.00    122.96    163.98    210.85    255.21    231.98
 NEW PEER GROUP        100.00     80.75     74.41     65.28    198.84    127.28
 OLD PEER GROUP        100.00    102.18    106.05    142.62    395.74    307.66

(1) AVX Corporation, CTS Corporation, Epcos AG; Fairchild Semiconductor International, General Semiconductor, Inc., International Rectifier Corporation, Kemet Corporation.

(2) Advanced Micro Devices, Inc., Alpha Industries Inc., American Annuity Group, American Technical Ceramics Corp., Analog Devices, Inc., CTS Corp., Cypress Semiconductor Corp., Dallas Semiconductor Corporation, Dense-Pac Microsystems Inc., Diodes Inc., EA Industries (formerly Electronic Associates Inc.), International Rectifier Corporation, Jetronic Industries Inc., Kyocera Corp., LSI Logic Corporation, National Semiconductor Corporation, Semtech Corp., Solitron Devices Inc., Texas Instruments Incorporated, Unitrode Corporation, Varian Associates Inc., Vishay Intertechnology, Inc.

       PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the Board of Directors has reappointed the public accounting firm of Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2001. Fees for the fiscal 2000 audit were $1.3 million. All other fees for the last fiscal year were $2.9 million, including fees of $1.4 million for audit related services and $1.5 million for non-audit related services. Audit related services generally include quarterly reviews, statutory audits, pension and 401(k) plan audits, business acquisitions, accounting consultations, internal audit and SEC registration statements. None of the fees for the last fiscal year related to financial information systems design and implementation services.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

                                 OTHER BUSINESS

     As of the date of this proxy statement, the only business which the Board of Directors intends to present at the annual meeting is set forth above. The Board of Directors knows of no other matters proposed to be presented to the meeting. If any other matter or matters are properly brought before the annual meeting or any adjournment thereof, it is the intention of the person named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment on such matters.

          AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

     The Company's Annual Report to Stockholders for the year ended December 31, 2000 accompanies this proxy statement. Vishay will provide to any stockholder, upon written request and without charge, a copy of the Company's most recent Report on Form 10-K, including the financial statements, as filed with the Securities and Exchange Commission. All requests for such reports should be directed to Richard N. Grubb, Executive Vice President, Vishay Intertechnology, Inc., 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120, telephone number
(610) 644-1300.

                           PROPOSALS BY STOCKHOLDERS

     Any stockholder proposal intended to be presented at Vishay's 2002 annual meeting should be sent to Vishay at 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120 and must be received on or prior to January 23, 2002 to be eligible for inclusion in Vishay's proxy statement and form of proxy to be used in connection with the 2002 annual meeting.

                                          William J. Spires
                                          Secretary

April 20, 2001

                                                                         ANNEX A

                          VISHAY INTERTECHNOLOGY, INC.

                            AUDIT COMMITTEE CHARTER
          (AS APPROVED BY THE BOARD OF DIRECTORS ON FEBRUARY 19, 2001)

     This Audit Committee Charter ("Charter") has been adopted by the Board of Directors (the "Board") of Vishay Intertechnology, Inc. (the "Company"). The Audit Committee of the Board (the "Committee") shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE; ORGANIZATION

     The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the independence and performance of the Company's internal and external auditors. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the New York Stock Exchange.

     The Committee shall maintain free and open communication (including private executive sessions at least annually) with the independent auditors, the internal auditors, and Company management. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities, personnel and outside professionals. The Committee may retain special legal, accounting or other consultants as advisors. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board), and (iii) representations made by management as to all audit and non-audit services provided by the auditors to the Company.

     The Board, with the assistance of the Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for stockholder approval in the proxy statement). The outside auditors of the Company are ultimately accountable to the Board (as assisted by the Committee) as representatives of the stockholders.

     The Committee shall meet at least three times annually. One member of the Committee may be appointed as chair, who shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, making regular reports to the Board, and maintaining regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

RESPONSIBILITIES

     The Committee's job is one of oversight. Management is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the annual financial statements, reviewing the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

     The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company's accounting, financial and auditing practices than do Committee members; accordingly the Committee's oversight role does not provide any expert or special assurance as to the Company's financial statements or any certification as to the work of the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between the independent auditors, or to assure compliance with laws and regulations.

     Although the Board and the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

     - Recommending to the Board the independent auditors to be retained (or nominated for stockholder approval) to audit the annual financial statements of the Company and review the quarterly financial statements of the Company.

     - Evaluating, together with the Board, the performance of the independent auditors and, where appropriate, recommending the replacement of such auditors.

     - Annually obtaining from the independent auditors a formal written statement describing all relationships between the auditors and the Company, addressing the matters set forth in Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships that may impact the objectivity and independence of the auditors, and shall consider whether the independent auditors' provision of information technology consulting and other non-audit services to the Company, if any, is compatible with the auditors' independence. The Committee shall recommend that the Board take appropriate actions to satisfy itself as to the auditors' independence.

     - Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61, as modified or supplemented, and consideration of the quality of the Company's accounting principles as applied in its financial reporting. Such discussions may include a review of particularly sensitive accounting estimates, reserves and accruals, review of judgmental areas, review of audit adjustments, review of risk exposures that may have a material impact on the Company's financial statements and the steps management has taken to monitor and control such exposures, and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on its review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

     - Preparing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission, and submitting such report to the Board for approval.

     - Overseeing the relationship with the independent auditors, including discussing with the auditors the planning and staffing of the audit and the nature and rigor of the audit process, receiving and reviewing audit reports, reviewing with the auditors any problems or difficulties the auditors may have encountered in carrying out their responsibilities and any management letters provided by the auditors and the Company's response to such letters, and providing the auditors full access to the Committee and the Board to report on all appropriate matters.

     - Providing oversight of the Company's auditing, accounting and financial reporting principles, policies, controls, procedures and practices, and reviewing significant changes to the foregoing as suggested by the independent auditors, internal auditors or management.

     - Annually obtaining from the independent auditors a formal written statement of the fees billed for audit services, information technology consulting services, and other non-audit services rendered by the independent auditors for the most recent fiscal year. The Committee shall review and approve the fees to be paid to the independent auditors.

     - Reviewing with management and the independent auditors the interim financial information prior to the Company's filing of each Form 10-Q; this review shall be done by the Committee as a whole or through the Committee chair.

     - Discussing with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal audit controls and procedures and the internal audit function's organization, responsibilities, plans, results, budget and staffing, as well as providing oversight to internal audit activities, including review of significant reports prepared by the internal auditors, and management's response.

     - Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

     - Reporting its activities to the full Board and making such recommendations with respect to the above and any other matters as the Committee may deem necessary or appropriate.

                          VISHAY INTERTECHNOLOGY, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                ---------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Felix Zandman and Richard N. Grubb, or if only one is present, then that individual, with full power of substitution, to vote all shares of VISHAY INTERTECHNOLOGY, INC. (the "Company"), which the undersigned is entitled to vote at the Company's annual meeting to be held at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103, on the 24th of May, 2001 at 10:30 a.m. Philadelphia time, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:
1. ELECTION OF DIRECTORS: To elect the nominees for Director below for a term of one year;

   FOR ALL NOMINEES LISTED BELOW
   (except as marked to the contrary below) [ ]

   FOR ALL NOMINEES LISTED BELOW                              WITHHOLD AUTHORITY
   (except as marked to the contrary below) [ ]               to vote for all nominees listed below [ ]

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

     Felix Zandman, Avi D. Eden, Robert A. Freece, Richard N. Grubb, Eliyahu Hurvitz, Gerald Paul, Edward B. Shils, Ziv Shoshani, Luella B. Slaner, Mark
     I. Solomon, Jean-Claude Tine, Marc Zandman, Ruta Zandman

2. RATIFICATION OF AUDITORS: To ratify the appointment of Ernst & Young LLP as auditors of the Company for the fiscal year ended December 31, 2001;
    FOR [ ]                AGAINST [ ]                ABSTAIN [ ]

   and in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof.
                       (Continued and to be dated and signed on the other side.)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

    PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

    Receipt of the notice of annual meeting and of the proxy statement and annual report of the Company accompanying the same is hereby acknowledged.

                                            Dated: , 2001

                                                 (Signature of Stockholder)

                                                 (Signature of Stockholder)

                                            Your signature should appear the
                                            same as your name appears herein. If
                                            signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please indicate the capacity in
                                            which signing. When signing as joint
                                            tenants, all parties to the joint
                                            tenancy must sign. When the proxy is
                                            given by a corporation, it should be
                                            signed by an authorized officer.